SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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/ /	Definitive Proxy Statement

/ X /	Definitive Additional Materials

/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

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AN INDEPENDENT PROXY ADVISOR RECOMMENDS VOTING YOUR FUND’S WHITE CARD.

VOTE NOW TO PROTECT YOUR INVESTMENT FROM THE KARPUS RAID.

May 16, 2011

Dear Shareholder:

As the May 25th annual meeting of Putnam Municipal Opportunities Trust (PMO) rapidly approaches, only YOU can prevent Karpus Management, Inc. (Karpus), a closed-end fund raider, from taking over your fund. PMO shareholders registered a powerful rejection of Karpus and an endorsement of your fund’s Trustees and Putnam in 2010.

We are confident you will vote similarly this year when you consider these questions:

What does Karpus want to do with my fund?

Karpus wants to dismantle your fund’s structure for its own profit and at your expense.

What would Karpus’s dismantling of my fund mean for me?

It could cost you money! Karpus’s agenda of merging, open-ending, or liquidating your fund would undo a closed-end fund structure that has served you well, and could impose significant transaction costs and a higher operating expense ratio on you.

Why is Karpus pursuing this self-serving agenda?

Karpus invested significantly in PMO in an effort to exploit a possible merger. Karpus’s strategy was foiled by 2008–2009’s unprecedented market conditions, which prompted the Trustees to cancel the merger in the best interest of shareholders. Karpus then decided to “double down” on its failed strategy by buying more shares in an effort to force a merger, an open-ending, or another kind of liquidity event from your fund’s Trustees, or to take over your fund by proxy contest.

(over, please)

How will I benefit from voting with the WHITE card for the Trustees and Putnam?

•As a common shareholder, you continue to benefit from PMO’s leveraged, closed-end structure, and during 2010–2011 you have enjoyed the ability to sell your shares in the market at prices close to net asset value.

•You can have continued confidence in Putnam’s fixed-income expertise. Putnam ranked in the top quartile of the Barron’s/Lipper survey of mutual fund families for investment performance in 2010. Putnam ranked #1 in the same survey for 2009.

•Your fund’s Trustees are fiercely loyal to Putnam fund shareholders. They have a demonstrated record of independence and of actively seeking to promote the interests of all shareholders. They can be trusted to continue to consider your fund’s closed-end structure in a manner that serves your interests. Your fund’s 11 independent Trustees are fellow shareholders in PMO.

Vote today with the WHITE card to protect your fund (and your wallet) from the Karpus raid!
If you have given a green proxy to Karpus, you can revoke it by voting with PMO’s WHITE card. Only your last vote counts.

For questions about voting, please call 1-800-780-7316. Thank you for your patience and for your attention to these matters over recent weeks.

Sincerely,